ASSUMPTION AGREEMENT

THIS AGREEMENT is made effective as of the 31 day of March, 2010.

AMONG:
KORE NUTRITION INCORPORATED, a Nevada corporation, having an address at 200 – 736 Granville Street, Vancouver, British Columbia, Canada V6Z 1G3 (“Pubco”)
AND:
GO ALL IN, INC., a Nevada corporation, having an address at 2505 Anthem Village, Suite E-460, Henderson, Nevada, USA 89052 (“Priveco”)
AND:
VENTUREX GLOBAL INVESTMENT CORP., a federally incorporated Canadian corporation, having an address at 160 – 2188 No. 5 Road, Richmond, British Columbia, V6X 1T1 (the “Debt Holder”)

WHEREAS:

A.            Priveco is indebted to the Debt Holder pursuant to a promissory note issued in favour of the Debt Holder (the “Priveco Note”), in the principal sum of US$500,000 in United States currency, with a stated interest rate of 12% and a maturity date of June 21, 2014;

B.            In connection with the closing of a share exchange agreement dated February 26, 2010 (the “Exchange Agreement”) among Pubco, Priveco and the shareholders of Priveco, Priveco has agreed to assign, and Pubco has agreed to assume, Priveco’s liability and obligation to repay the Priveco Note (the “Assumed Amount”) to the Debt Holder as contemplated under the Exchange Agreement (the “Assumption”); and

C.            The Debt Holder wishes to enter into this Agreement, based on the terms set forth herein, to consent to the Assumption.

THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) the parties hereto covenant and agree as follows:

1.             ASSIGNMENT

1.1            Priveco does hereby transfer, assign and set over unto Pubco all of the debts, liabilities, obligations related to the Assumed Amount due or hereafter due to the Debt Holder.

2.             ASSUMPTION

2.1 Pubco does hereby assume all debts, liabilities and obligations of Priveco related to the Assumed Amount due or hereafter due to the Debt Holder.

3.             CONVERSION

3.1            Upon the closing of the Exchange Agreement, Pubco will issue 1,000,000 shares of Pubco common stock (the “Conversion Shares”), at a deemed price of $0.50 per share, to the Debt Holder in full satisfaction and settlement of the Assumed Amount, subject to the satisfaction of the requirements of applicable securities laws in connection with the issuance of the Conversion Shares.

4.             CONSENT

4.1            The Debt Holder hereby consents to the Assumption of the Assumed Amount.

4.2            The Debt Holder hereby agrees to cancel the Priveco Note.

5.             INDEMNITY

5.1            Priveco hereby covenants and agrees that it will indemnify and save harmless Pubco against all costs, damages, liabilities, charges, expenses and claims made from and after the date of this Agreement by the Debt Holder with respect to matters arising out of the Priveco Note.

6.             FURTHER ASSURANCES

6.1            Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement.

7.             GENERAL PROVISIONS

7.1            This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein.

7.2            The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

7.3            Time is of the essence of this Agreement.

7.4            This Agreement will be binding upon and will enure to the benefit of the parties hereto and their respective successors and assigns.

7.5            This Agreement is the whole agreement between the parties hereto in respect of the Assumption contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

7.6            This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

7.7            Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

KORE NUTRITION INCORPORATED

Per:	/s/ Deanna Embury
Authorized Signatory
Name: Deanna Embury
Title: President and Director

GO ALL IN, INC.

Per:	/s/ Jeffrey Todd
Authorized Signatory
Name: Jeffrey Todd
Title: Chief Executive Officer and Director

VENTUREX GLOBAL INVESTMENT CORP.

Per:	/s/ Ted Nitta
Authorized Signatory
Name: Ted Nitta
Title: President